Exhibit 99.1

Turtle Beach Corporation Announces Growth in Revenue, Adjusted EBITDA and Gross Margins in First Quarter 2025 Results AND $75 MILLION SHARE REPURCHASE PROGRAM

–Delivered Net Revenue of $56.8 Million–

–Gross Margin Improved to 32.2%, an Increase of 200 Basis Points Compared to Prior Year–

–Net Loss of $2.9 Million Compared to Net Loss of $7.5 Million in Prior Year–

–Adjusted EBITDA of ($3.0) Million–

–Refinanced Existing Debt Facilities, Lowering Cost of Capital on Prior Term Loan by Approximately 450 Basis Points–

–Reiterating Full Year Revenue & Adjusted EBITDA Guidance–

SAN DIEGO, CA – August 7, 2025 – Turtle Beach Corporation (Nasdaq: TBCH, the “Company”), a leading gaming accessories brand, today reported financial results for the quarter ended June 30, 2025 and reiterated full year guidance for revenue and Adjusted EBITDA.

Second Quarter Highlights

•
Net revenue was $56.8 million.
•
Gross margin improved to 32.2%, an increase of 200 basis points compared to prior year.
•
Net loss of $2.9 million compared to net loss of $7.5 million in prior year.
•
Adjusted EBITDA of ($3.0) million.
•
Refinanced the Company’s existing term loan and credit facilities, providing enhanced financial flexibility with a lower cost of capital on the term loan of approximately 450 basis points.
•
Repurchased $5.0 million of stock under the company’s recently authorized $75 million stock repurchase program.
•
Reiterating full year revenue and Adjusted EBITDA guidance ranges of $340 million - $360 million and $47 million - $53 million, respectively.

“I'm pleased to report Turtle Beach’s continued execution in a dynamic economic environment,” said Cris Keirn, Chief Executive Officer, Turtle Beach Corporation. “Our second quarter results and confirmation of full year guidance reflects our organization’s agility in navigating the current challenges in the macro environment and gaming accessories markets. The swift actions we have taken on our ongoing cost optimization initiatives and rapid adaptation of our production strategy have significantly mitigated tariff impacts on our business. Year-over-year gross margin for the quarter improved to over 32% despite an approximate 150 basis point negative impact from tariffs. With the improvements seen in markets for Q2 expected to continue into the second half of the year, we expect revenue and profitability to recover in support of our full year guidance."

“Additionally, our recent strategic refinancing has meaningfully improved our cost of capital with reduced interest rates and enhanced financial flexibility, enabling us to continue investing in long-term growth while enhancing shareholder value. Looking ahead, we're encouraged by the market improvements we’re seeing in the gaming accessories space, and we remain well-positioned to capitalize on key industry growth drivers into 2026.”

Debt Refinancing

Last week, Turtle Beach Corporation announced the refinancing of the Company’s existing debt facilities. The new $150 million facility is comprised of a $90 million revolving credit facility and a $60 million term loan. This significant milestone strengthens the Company’s capital structure through a lowered cost of capital and enhanced financial flexibility. Under the terms of the new loan agreement, Turtle Beach has lowered its cost of capital on the term loan by approximately 450 basis points relative to the prior term loan, resulting in an annual dollar cost savings of over $2.0 million. Additionally, this refinancing revises certain prior operational limitations, including on the Company’s ability to repurchase shares.

Share Repurchase Update

For the second quarter ended June 30, 2025, Turtle Beach Corporation repurchased $5.0 million of common stock under the recently announced $75 million share repurchase agreement. With the Company’s continued commitment to return capital to shareholders, and the enhanced flexibility to repurchase shares under the new debt agreements, Turtle Beach intends to remain opportunistic in share buybacks moving forward.

Financial Outlook

Turtle Beach Corporation is reiterating its financial outlook for the full year 2025. The Company currently expects net revenues in the range of $340 million and $360 million and Adjusted EBITDA in the range of $47 million and $53 million.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, August 7, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), during which management will discuss second quarter results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 1-844-826-3035 or 1-412-317-5195.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of this press release and an updated investor presentation. A telephone replay of the call will be available through August 21, 2025, and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10200768. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three and six months ended June 30, 2025, and June 30, 2024.

By providing full year 2025 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS:

Investors:

tbch@icrinc.com

(646) 277-1285

Public Relations & Media:

MacLean Marshall

Sr. Director, Global Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Net revenue	$56,777	$76,478	$120,678	$132,326
Cost of revenue	38,515	53,402	79,049	91,464
Gross profit	18,262	23,076	41,629	40,862

Operating expenses:
Selling and marketing	12,731	13,741	25,184	22,754
Research and development	4,471	4,589	8,464	8,491
General and administrative	7,354	7,463	15,570	13,137
Insurance recovery	(5,965)	—	(9,404)	—
Acquisition-related cost	—	1,394	608	6,304
Total operating expenses	18,591	27,187	40,422	50,686

Operating loss	(329)	(4,111)	1,207	(9,824)
Interest expense	2,049	2,220	4,055	2,370
Other expense, net	799	352	1,102	722
Loss before income tax	(3,177)	(6,683)	(3,950)	(12,916)
Income tax (benefit) expense	(246)	841	(355)	(5,547)
Net loss	$(2,931)	$(7,524)	$(3,595)	$(7,369)

Net loss per share
Basic	$(0.14)	$(0.35)	$(0.17)	$(0.37)
Diluted	$(0.14)	$(0.35)	$(0.17)	$(0.37)

Weighted average number of shares:
Basic	20,667	21,252	20,587	19,795
Diluted	20,667	21,252	20,587	19,795

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,705	$12,995
Accounts receivable, net	36,429	93,118
Inventories	76,806	71,251
Prepaid expenses and other current assets	13,092	11,007
Total Current Assets	138,032	188,371
Property and equipment, net	4,781	5,844
Goodwill	50,428	52,942
Intangible assets, net	38,367	42,398
Other assets	8,573	9,306
Total Assets	$240,181	$298,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$19,939	$49,412
Accounts payable	34,481	34,839
Other current liabilities	20,835	39,421
Total Current Liabilities	75,255	123,672
Debt, non-current	40,051	45,620
Income tax payable	1,372	1,362
Other liabilities	6,668	7,603
Total Liabilities	123,346	178,257
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 19,823,915 and 19,961,696 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	20	20
Additional paid-in capital	236,255	239,983
Accumulated deficit	(121,689)	(118,094)
Accumulated other comprehensive loss	2,249	(1,305)
Total Stockholders’ Equity	116,835	120,604
Total Liabilities and Stockholders’ Equity	$240,181	$298,861

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	June 30, 2025	June 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,595)	$(7,369)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,191	2,084
Fair value step-up adjustment to acquired inventory	—	1,251
Amortization of intangible assets	4,033	2,698
Amortization of debt financing costs	553	348
Stock-based compensation	2,920	1,951
Deferred income taxes	231	(6,339)
Change in sales returns reserve	2,962	(3,209)
Provision for obsolete inventory	1,176	2,081
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	53,727	32,616
Inventories	(6,731)	(11,238)
Accounts payable	(990)	11,281
Prepaid expenses and other assets	(681)	(1,300)
Income taxes payable	(3,367)	192
Other liabilities	(15,126)	(10,434)
Net cash provided by operating activities	37,303	14,613
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(496)	(1,967)
Acquisition of a business, net of cash acquired	2,515	(77,294)
Net cash provided by (used for) investing activities	2,019	(79,261)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	140,346	80,288
Repayment of revolving credit facilities	(169,819)	(56,259)
Proceeds from term loan	—	50,000
Repayment of term loan	(5,625)	(417)
Proceeds from exercise of stock options	112	2,941
Repurchase of common stock	(6,760)	(15,207)
Debt financing costs	—	(3,170)
Net cash (used for) provided by financing activities	(41,746)	58,176
Effect of exchange rate changes on cash and cash equivalents	1,134	208
Net decrease in cash and cash equivalents	(1,290)	(6,264)
Cash and cash equivalents - beginning of period	12,995	18,726
Cash and cash equivalents - end of period	$11,705	$12,462

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands)
Net loss	$(2,931)	$(7,524)	$(3,595)	$(7,369)
Interest expense	2,049	2,220	4,055	2,370
Depreciation and amortization	3,098	3,306	6,224	4,782
Stock-based compensation	1,008	846	2,920	1,951
Income tax provision (1)	(246)	841	(355)	(5,547)
Restructuring expense (2)	125	706	130	747
Acquisition-related cost (3)	—	1,394	608	6,304
Fair value step-up adjustment to acquired inventory (4)	—	1,251	—	1,251
Insurance recovery (5)	(5,965)	—	(9,404)	—
Loss on inventory in transit and other costs (6)	—	—	605	—
Litigation proceedings and other (7)	(182)	4	(182)	4
Adjusted EBITDA	$(3,044)	$3,044	$1,006	$4,493

(1)
An income tax benefit of $7.0 million was recorded in the three months ended March 31 2024 as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance.
(2)
Restructuring expenses are costs in connection with reorganization of operations. These costs primarily include severance and related benefits.
(3)
Acquisition-related cost includes one-time costs we incurred in connection with acquisitions including warehouse lease impairment, professional fees such as legal and accounting along with other integration related costs.
(4)
Costs relate to the step up of acquired finished goods inventory to fair market value as required under purchase accounting. This step up in value over original cost is recorded as a charge to cost of revenue as such inventory is sold.
(5)
Insurance proceeds from claims related to a loss of inventory while in transit that occurred in the fourth quarter of 2024.
(6)
Certain professional fees related to recovery initiatives in connection with a loss of inventory while in transit that occurred in the fourth quarter of 2024.
(7)
Litigation and other primarily includes one-time legal and other professional fees associated with certain proceedings and settlements.